Exhibit 2.1

Filed in the Office of	Business Number C87-1990
Barbara K. Cegavske	Filing Number 20211291557
Secretary of State State Of Nevada	Filed On 3/5/2021 4:20:00 PM
	Number of Pages 19

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate to Accompany Restated Articles or Amended and Restated Articles

(PURSUANT TO NRS)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

PostD Merchant Banque

2. The articles are: (mark only one box) ☐ **Restated** ☑ **Amended and Restated**

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

- ☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______
  The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☑ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☐ Articles have been added.
- ☐ Articles have been deleted.
- ☐ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

4. Effective date and time of filing: (optional) Date: March 5, 2021 Time: 1:00 PM CST
(must not be later than 90 days after the certificate is filed)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Restated Articles
Revised: 1-5-15

AMENDED AND RESTATED ARTICLES OF INCORPORATION

POSTD Merchant Banque, a corporation organized and existing under the laws of the State of Nevada, hereby certifies as follows:

1.       Originally incorporated under the laws of Nevada on May 5, 1990 under the name of Micro-Ergics, and name change documents were filed with the Secretary of State of Nevada on January 1, 2020 under the name of POSTD Merchant Banque.

2.       Pursuant to Section 78.315 of the Nevada Revised Statutes, these Amended and Restated Articles of Incorporation restate, integrate, and further amend the provisions of the Articles of Incorporation of this corporation.

3.       The text of the Amended and Restated Articles of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

ARTICLES OF INCORPORATION

OF

POSTD Merchant Banque

ARTICLE I. NAME

The name of the corporation is POSTD Merchant Banque (the "Corporation").

ARTICLE II. REGISTERED OFFICE

The address of the Corporation's registered office in the State of Nevada is 112 North Curry Street, in the City of Carson City, NV, 89703, in the County of Clark, in the State of Nevada, Zip Code 89703. The name of the registered agent at such address is Corporation Service Company.

ARTICLE III. PURPOSE

The purpose or purposes of the corporation is to engage in any lawful act or activity for which corpgrations may be organized under Section 78.315 of the Nevada Revised Statutes.

ARTICLE IV. CAPITAL STOCK

The Corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock". The number of shares of Common Stock authorized to be issued is One Billion (1,000,000,000). The number of shares of Preferred Stock authorized to be issued is One Hundred Thirty Million (130,000,000). The Preferred Stock and the Common Stock shall each have a par value of .0001.

(a)       Provisions Relating to the Common Stock. Each holder of Common Stock is entitled to one vote for each share of Common Stock standing in such holder's name on the records of the Corporation on each matter submitted to a vote of the stockholders, except as otherwise required by law.

(b)       Provisions Relating to Preferred Stock. Pursuant to Section 78.315 of the Nevada Revised Statutes and this Article IV of the Corporation's Articles of Incorporation, the following shall constitute designations of the Corporation's Preferred Stock:

(I)       Series B Preferred Stock. Four (4) shares of Series B Preferred Stock are designated (the "Series A Preferred Stock" or "Series B Preferred Shares").

i.       Conversion Rights. Conversion Rights. Shares of Series B Preferred Stock shall not be convertible into common stock of the Corporation, nor any other class of common or preferred shares of the Corporation.

ii.       Issuance. Shares of Preferred Stock may only be issued in exchange for the partial or full retirement of debt held by Management, employees or consultants, or as directed by a majority vote of the Board of Directors. The number of Shares of Preferred Stock to be issued to each qualified person (member of Management, employee or consultant) holding a Note shall be determined by the following formula:

For retirement of debt:

where x1 + x2 + x3 represent the discrete notes and other obligations owed the lender (holder), which are being retired.

iii.       Voting Rights. If at least one share of Series B Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus ii) the total number of votes of all other classes of preferred stock which are issued and outstanding at the time of voting.

Each individual share of Series B Preferred Stock shall have the voting rights equal to:

[four times the sum of: {all shares of Common Stock issued and outstanding at time of voting + the total number of votes of all other classes of preferred stock which are issued and outstanding at the time of voting }]

divided by.

[the number of shares of Series B Preferred Stock issued and outstanding at the time of voting].

iv.       Dividends. The holders of Series B Preferred Stock shall not be entitled to receive dividends when, and if declared by the Board of Directors.

(ii)       Series C Preferred Stock. Ten Million (10,000,000) shares of Series B Preferred Stock are designated (the "Series C Preferred Stock" or "Series C Preferred Shares").

i.       Liquidation Rights. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series C Preferred Stock, the holders of the Series C Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $1.00 per share or, in the event of an aggregate subscription by a single subscriber for Series C Preferred Stock in excess of $100,000, $0.997 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the "Preference Value"), plus all declared but unpaid dividends, for each share of Series B Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series B Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation's Common Stock.

All shares of Common Stock delivered upon conversion of the Series C Preferred Shares as provided herein shall be duly and validly issued and fully paid and non-assessable.

Shares of Series C Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of Common Shares after the reverse split as would have been equal to the ratio established in Section IV(b)(ii) prior to the reverse split.

ii.       Voting Rights. Each share of Series C Preferred Stock shall have ten votes each share of Preferred Stock for any election or other vote placed before the shareholders of the Company.

iii.       Price. The initial price of each share of Series C Preferred Stock shall be $50.

The price of each share of Series C Preferred Stock may be changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board, or through a resolution passed at an Action Without Meeting of the unanimous Board, until such time as a listed secondary and/or listed public market develops for the shares.

i.       Lock-up Restrictions on Conversion. Shares of Series C Preferred Stock may not be converted into shares of Common Stock for a period of: a) six (6) months after purchase, if the Company voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; or b) twelve (12) months if the Company does not file such public reports.

(iii)       Series D Preferred Stock. One Hundred Million (100,000,000) shares of Series C Preferred Stock are designated (the "Series D Preferred Stock" or "Series D Preferred Shares").

i.       Dividends. The holders of Series D Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

ii.       Liquidation Rights. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series B Preferred Stock, the holders of the Series D Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $1.00 per share or, in the event of an aggregate subscription by a single subscriber for Series D Preferred Stock in excess of $100,000, $0.997 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the "Preference Value"), plus all declared but unpaid dividends, for each share of Series D Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series D Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation's Common Stock.

iii.       Voting Rights. Each share of Series D Preferred Stock shall have ten votes per share of Preferred Stock for any election or other vote placed before the shareholders of the Company.

iv.       Price.The initial price of each share of Series D Preferred Stock shall be $100.

The price of each share of Series B Preferred Stock may be changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board, or through a resolution passed at an Action Without Meeting of the unanimous Board, until such time as a listed secondary and/or listed public market develops for the shares.

ii.       Lock-up Restrictions on Conversion. Shares of Series D Preferred Stock may not be converted into shares of Common Stock for a period of: a) six (6) months after purchase, if the Company voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; or b) twelve (12) months if the Company does not file such public reports.

(iv)       Series E Preferred Stock. Ten Million (10,000,000) shares of Series B Preferred Stock are designated (the "Series E Preferred Stock" or "Series E Preferred Shares").

i.       Dividends. The holders of Series E Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

ii.       Liquidation Rights. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series E Preferred Stock, the holders of the Series E Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $1.00 per share or, in the event of an aggregate subscription by a single subscriber for Series E Preferred Stock in excess of $100,000, $0.997 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the "Preference Value"), plus all declared but unpaid dividends, for each share of Series E Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series E Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation's Common Stock.

iii.       Voting Rights. Each share of Series D Preferred Stock shall have ten votes per share of Preferred Stock for any election or other vote placed before the shareholders of the Company.

iv.       Price. The initial price of each share of Series D Preferred Stock shall be $100.

The price of each share of Series B Preferred Stock may be changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board, or through a resolution passed at an Action Without Meeting of the unanimous Board, until such time as a listed secondary and/or listed public market develops for the shares.

ii.       Lock-uo Restrictions on Conversion. Shares of Series D Preferred Stock may not be converted into shares of Common Stock for a period of: a) six (6) months after purchase, if the Company voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; or b) twelve (12) months if the Company does not file such public reports.

(iv)       Series E Preferred Stock. Ten Million (10,000,000) shares of Series B Preferred Stock are designated (the "Series E Preferred Stock" or "Series E Preferred Shares").

i.       Dividends. The holders of Series E Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

ii.       Liquidation Rights. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series E Preferred Stock, the holders of the Series E Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $1.00 per share or, in the event of an aggregate subscription by a single subscriber for Series E Preferred Stock in excess of $100,000, $0.997 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the "Preference Value"), plus all declared but unpaid dividends, for each share of Series E Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series E Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation's Common Stock.

iii.       Conversion and Anti-Dilution. Each share of Series E Preferred Stock shall, upon Board of Director's approval, be convertible into 10 shares of common stock, subject to adjustment as may be determined by the Board of Directors from time to time (the "Conversion Rate"). Such conversion shall be deemed to be effective on the business day (the "Conversion Date") following the receipt by the Corporation of written notice from the holder of the Series E Preferred Stock of the holder's intention to convert the shares of Series E Preferred Stock, together with the holder's stock certificate or certificates evidencing the Series E Preferred Stock to be converted.

Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock issuable to the holder pursuant to the holder's conversion of Series E Preferred Shares in accordance with the provisions of this Section. The stock certificate(s) evidencing the Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel of the Corporation. The Common Stock shall be issued in the same name as the person who is the holder of the Series E Preferred Stock unless, in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificate(s) of Common Stock are so registered shall be treated as a holder of shares of Common Stock of the Corporation on the date the Common Stock certificate(s) are so issued.

All shares of Common Stock delivered upon conversion of the Series D Preferred Shares as provided herein shall be duly and validly issued and fully paid and non-assessable. Effective as of the Conversion Date, such converted Series D Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion.

The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series D Preferred Stock wherein which such conversion would create more shares of Common Stock than are authorized, the Corporation will increase the authorized number of shares of Common Stock sufficient to satisfy such holder of shares of Series D Preferred Stock submitting such conversion notice.

Shares of Series D Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of Common Shares after the reverse split as would have been equal to the ratio established in Section

IV(b)(ii) prior to the reverse split. The conversion rate of shares of Series D Preferred Stock, however, would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split.

iv.       Voting Rights. Each share of Series E Preferred Stock shall have ten votes for any election or other vote placed before the shareholders of the Company.

v.       Price. The initial price of each share of Series E Preferred Stock shall be $100.

The price of each share of Series C Preferred Stock may be changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board, or through a resolution passed at an Action Without Meeting of the unanimous Board, until such time as a listed secondary and/or listed public market develops for the shares.

iii.       Lock-up Restrictions on Conversion. Shares of Series E Preferred Stock may not be converted into shares of Common Stock for a period of: a) six (6) months after purchase, if the Company voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; or b) twelve (12) months if the Company does not file such public reports.

(v)       Series F Preferred Stock. One Hundred Million (100,000,000) shares of Series E Preferred Stock are designated (the "Series E Preferred Stock" or "Series C Preferred Shares").

i.       Dividends. The holders of Series E Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

ii.       Liquidation Rights. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series B Preferred Stock, the holders of the Series E Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $1.00 per share or, in the event of an aggregate subscription by a single subscriber for Series E Preferred Stock in excess of $100,000, $0.997 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the "Preference Value"), plus all declared but unpaid dividends, for each share of Series E Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the

Series E Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation's Common Stock.

iii.       Conversion and Anti-Dilution. Each share of Series EPreferred Stock shall, upon Board of Director's approval, be convertible into 10 shares of common stock, subject to adjustment as may be determined by the Board of Directors from time to time (the "Conversion Rate"). Such conversion shall be deemed to be effective on the business day (the "Conversion Date") following the receipt by the Corporation of written notice from the holder of the Series E Preferred Stock of the holder's intention to convert the shares of Series E Preferred Stock, together with the holder's stock certificate or certificates evidencing the Series F Preferred Stock to be converted.

Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock issuable to the holder pursuant to the holder's conversion of Series E Preferred Shares in accordance with the provisions of this Section. The stock certificate(s) evidencing the Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel of the Corporation. The Common Stcick shall be issued in the same name as the person who is the holder of the Series E Preferred Stock unless, in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificate(s) of Common Stock are so registered shall be treated as a holder of shares of Common Stock of the Corporation on the date the Common Stock certificate(s) are so issued.

All shares of Common Stock delivered upon conversion of the Series E Preferred Shares as provided herein shall be duly and validly issued and fully paid and non-assessable. Effective as of the Conversion Date, such converted Series E Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion.

The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series E Preferred Stock wherein which such conversion would create more shares of Common Stock than are authorized, the Corporation will increase the authorized number of shares of Common Stock sufficient to satisfy such holder of shares of Series E Preferred Stock submitting such conversion notice.

Shares of Series E Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of Common Shares after the reverse split as would have been equal to the ratio established in Section IV(b)(ii) prior to the reverse split. The conversion rate of shares of Series E Preferred Stock, however, would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split.

iv.       Voting Rights. Each share of Series E Preferred Stock shall have ten votes per share of PReferred Stock for any election or other vote placed before the shareholders of the Company.

v.       Price. The initial price of each share of Series E Preferred Stock shall be $150.

The price of each share of Series E Preferred Stock may be changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board, or through a resolution passed at an Action Without Meeting of the unanimous Board, until such time as a listed secondary and/or listed public market develops for the shares.

iv.       Lock-up Restrictions on Conversion. Shares of Series E Preferred Stock may not be converted into shares of Common Stock for a period of: a) six (6) months after purchase, if the Company voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; or b) twelve (12) months if the Company does not file such public reports.

(vi)       Series F Preferred Stock. Ten Million (10,000,000) shares of Series B Preferred Stock are designated (the ''Series F Preferred Stock" or "Series F Preferred Shares'').

i.       Dividends. The holders of Series F Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

ii.       Liquidation Rights. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series B Preferred Stock, the holders of the Series F Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $1.00 per share or, in the event of an aggregate subscription by a single subscriber for Series F Preferred Stock in excess of $100,000, $0.997 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the "Preference Value"), plus all declared but unpaid dividends, for each share of Series F Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series F Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation's Common Stock.

All shares of Common Stock delivered upon conversion of the Series F Preferred Shares as provided herein shall be duly and validly issued and fully paid and non-assessable.

Shares of Series F Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of Common Shares after the reverse split as would have been equal to the ratio established in Section IV(b)(ii) prior to the reverse split.

iii.       Conversion and Anti-Dilution. Each share of Series F Preferred Stock shall, upon Board of Director's approval, be convertible into 25 shares of common stock, subject to adjustment as may be determined by the Board of Directors from time to time (the "Conversion Rate"). Such conversion shall be deemed to be effective on the business day (the "Conversion Date") following the receipt by the Corporation of written notice from the holder of the Series F Preferred Stock of the holder's intention to convert the shares of Series F Preferred Stock, together with the holder's stock certificate or certificates evidencing the Series F Preferred Stock to be converted.

iv.       Voting Rights. Each share of Series F Preferred Stock shall have ten votes for any election or other vote placed before the shareholders of the Company.

v.       Price. The initial price of each share of Series F Preferred Stock shall be $250.

The price of each share of Series F Preferred Stock may be changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board, or through a resolution passed at an Action Without Meeting of the unanimous Board, until such time as a listed secondary and/or listed public market develops for the shares.

v.       Lock-up Restrictions on Conversion. Shares of Series F Preferred Stock may not be converted into shares of Common Stock for a period of: a) six (6) months after purchase, if the Company voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; or b) twelve (12) months if the Companydoes not file such public reports.

(c)       Additional Provisions Relating to the Preferred Stock. The Board of Directors (the "Board") is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of additional shares of Preferred Stock in accordance with Section 78.320 of the Nevada Revised Statutes, in one or more series, and by filing a designation pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualification, limitations or restrictions thereof.

ARTICLE V. BOARD OF DIRECTORS

(a)       Number. The number of directors, constituting the entire Board shall be fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the terms of any director at any time in office.

(b)       Vacancies. Vacancies on the Board shall be filled by the affirmative vote of the majority of the remaining directors, though less than a quorum of the Board, or by election at an annual meeting or at a special meeting of the stockholders called for that purpose.

(c)       Election. Election of directors need not be by written ballot.

ARTICLE VI. BY-LAWS

In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE VII. AMENDMENT

No amendment or restatement of this Articles of Incorporation shall be valid unless approved by holders of a majority of the voting rights of the Corporation which shall expressly include voting rights associated with the outstanding shares of Common Stock and Preferred Stock of the Corporation.

ARTICLE VIII. LIABILITY

To the fullest extent permitted by the Nevada Business Corporation Act as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any amendment or repeal of this Article VIII will not eliminate or reduce the effect of any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.

I, THE UNDERSIGNED, being the Chief Executive Officer of POSTD Merchant Banque pursuant to the Nevada Business Corporation Act, do make this certificate, hereby declaring and certifying, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 5th day of March, 2021.

By: /s/ Ruby Calhoun

Ruby Calhoun, Chief Executive Officer

WRITTEN CONSENT OF

A MAJORITY OF THE OUTSTANDING VOTING SHARES

OF

POSTD MERCHANT BANQUE

February 12, 2021

The undersigned person(s), constituting holders of a majority of the issued and outstanding voting shares (collectively, the "Shareholders") of POSTD Merchant Banque, a Nevada corporation (the "Company" or "PMB"), in accordance with Section 78.320 of the Nevada Revised Statutes, hereby consent, vote in favor of and adopt the following resolution and waive any notice required to be given in connection therewith:

Upon Special Meeting of the majority of shareholders, with notice waived, it was brought upon motion before the shareholders the following:

WHEREAS, upon presentation of a unanimous Board consent to authorize, create and issue Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock entitled to a 6% annual dividend and Series E Convertible Preferred Stock, Series F Convertible Preferred Stock, authorize 1,000,000,000 shares of capital stock of the Company, and approve a 1,000:1 Reverse Stock Split.

WHEREAS, the undersigned holder of a majority of the voting shares of the Company holding 42,842,859 shares of Common stock having a voting power of 1 share to 1 vote of common stock for a total of 42,842,859 voting shares with the actual percentage of votes carrying approval being fifty-nine percent (59.31%) for the authorization, creation and issuance of Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock to add a 6% annual dividend, Series F Convertible Preferred Stock, authorize 1,000,000,000 shares of capital stock of the Company, and approve a 1,000:1 Reverse Stock Split.

IT IS RESOLVED, that an amendment to the Incorporation Articles authorizing 1,000,000,000 shares of capital stock of the Company be authorized;

IT IS FURTHER RESOLVED that an amendment to the Incorporation Articles authorizing, creating and granting authority to the Board to issue classes Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Convertible Preferred Stock, and Series F Convertible Preferred Stock is hereby authorized and approved by a majority (59.31%) of the holders of voting stock, and,

IT IS FURTHER RESOLVED that:

Series B Preferred Stock is authorized for 4 shares at $0.0001 par value, and shall have no conversion rights to common stock, Voting Rights. If at least one share of Series B Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series B Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus ii) the total number of votes of all other classes of preferred stock which are issued and outstanding at the time of voting.

Series C Preferred Stock is authorized for 10,000,000, shares at $0.0001 par value, and shall have ten common share votes per share of Preferred stock, be non-dilutive with no conversion rights to common stock.

Series D Preferred Stock is authorized for 100,000,000 shares at $0.0001 par value, and shall be shall have ten common share votes per share of Preferred stock, be non-dilutive, with no conversion rights to common stock, and entitled to a six percent (6%) dividend;.

Series E Convertible Preferred Stock is authorized for 10,000,000 shares at $0.0001 par value, and shall be shall have ten common share votes per share of Preferred stock, be non-dilutive with 10:1 conversion rights to common stock (i.e., 1 share of Series E Preferred stock shall convert to 10 shares of common stock.

Series F Convertible Preferred Stock is authorized for 10,000,000 shares at $0.0001 par value, and shall have 25 common share votes per share of Preferred stock, be non-dilutive with a 25:1 conversion rights to common stock (i.e., 1 share of Series F Preferred stock shall convert to 25 shares of common stock.

IT IS FURTHER RESOLVED, that the holder of a majority of the voting shares approve a 1,000:1 Reverse Stock Split;

IT IS FURTHER RESOLVED, that the board of directors will have the authority, without further action by the shareholders, to issue such shares of preferred stock in one or more series and to fix the rights, preferences and the number of shares constituting any series or the designation of such series. The issuance of preferred stock may have the effect of delaying or preventing a change in control or make removal of our management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting and other rights of the holders of common stock; and,

IT IS FURTHER RESOLVED, that the directors of this corporation are, and each acting alone is, hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as such officers shall deem necessary or advisable, to carry out the purposes and intent of the foregoing resolution.

Being no further business, the meeting was adjourned.

In Witness Whereof, the following shareholders, holding common stock or other securities that are entitled to vote together with common stock, representing a majority (59.31%) of the voting shares of the Company, have executed this Consent on the date indicated below to be effective ten (10) days following the Company's mailing of prompt notice of this Consent to all non-consenting shareholders of the Company. This Consent may be executed in counterparts, all of which together shall constitute one and the same instrument.

Name of Majority Shareholder(s)	Number of Votes Held	Date

PMB Quantum Family Office	42,842,859 Common Shares	February 12, 2021

By:
/s/ Donald G. Richards
Name: Donald Richards		February 16, 2021

IN WITNESS WHEREOF, this Consent is hereby executed and shall be effective as of the date first set forth above. This Consent may be signed in counterparts, all of which together shall constitute one and the same instrument.

Ruby Calhoun

Richard Noah

Richard Dvorak

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